UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2020

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 503-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2020, Curis, Inc. (the “Company”), entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“JonesTrading”) to sell from time to time up to $30,000,000 of the Company’s common stock, par value $0.01 per share (the “Shares”), through an “at the market offering” program (the “Offering”) under which JonesTrading will act as sales agent.

Sales Agreement Summary

The following is a summary of the Sales Agreement. This summary is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1.

In accordance with the terms of the Sales Agreement, upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, JonesTrading may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through the Nasdaq Global Market, on any other existing trading market for the Common Stock or to or through a market maker. In addition, with the Company’s prior written approval, JonesTrading may also sell the Shares in privately negotiated transactions.

JonesTrading will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell on the Company’s behalf all of the shares requested to be sold by the Company.

The Company has no obligation to sell any of the Shares under the Sales Agreement. Either the Company or JonesTrading may at any time suspend solicitations and offers under the Sales Agreement upon notice to the other party.

The aggregate compensation payable to JonesTrading shall be equal to 3% of the gross proceeds from sales of the Shares sold by JonesTrading pursuant to the Sales Agreement. In addition, the Company has agreed to reimburse a portion of the expenses of JonesTrading in connection with the offering up to a maximum of $30,000.

The Sales Agreement contains customary representations and warranties, covenants of each party, and conditions to the sale of any Shares by JonesTrading thereunder. Additionally, each party has agreed in the Sales Agreement to provide indemnification and contribution against certain liabilities, including liabilities under the Securities Act, subject to the terms of the Sales Agreement.

The Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Shares through JonesTrading on the terms and conditions set forth therein, or (ii) termination of the Sales Agreement as permitted therein. JonesTrading may terminate the Sales Agreement at any time in specified circumstances, including: in connection with the occurrence of a material adverse change with respect to the Company that, in JonesTrading’s reasonable judgment, may materially impair its ability to sell the Shares; due to the Company’s inability, refusal or failure to perform specified conditions of the Sales Agreement, subject, in certain circumstances, to the Company’s right to cure within a period of 30 days; if any other condition to JonesTrading’s obligations is not fulfilled; or any suspension of trading in the Shares or in securities generally on the Nasdaq Global Market shall have occurred. The Company and JonesTrading each has the right to terminate the Sales Agreement in its sole discretion at any time upon five days’ notice.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is filed herewith as Exhibit 5.1.

The Shares to be sold under the Sales Agreement, if any, may be issued and sold pursuant to the universal shelf Registration Statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) which became effective on May 17, 2018 (File No. 333-224627). The Company has also filed with the SEC a prospectus supplement, dated March 6, 2020, relating to the Offering (the “Prospectus Supplement”) and offerings of Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Capital on Demand™ Sales Agreement, dated March 4, 2020 between Curis, Inc. and JonesTrading Institutional Services LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.
Date: March 6, 2020	By:	/s/ James E. Dentzer
James E. Dentzer President and Chief Executive Officer